Exhibit 8.1

June 16, 2026

RF Acquisition Corp II

111 Somerset Road

#05-07 Singapore 238164

Re:	NYB Holdings Limited Exhibit 8.1 Tax Opinion

Ladies and Gentlemen:

We have acted as counsel for RF Acquisition Corp II, a Cayman Islands exempted company (“SPAC”), in connection with the Business Combination Agreement, dated as of October 2, 2025 (as amended and supplemented through the date hereof, the “Business Combination Agreement”), by and among SPAC, NYB Holdings Limited, a Cayman Islands exempted public company with limited liability (“PubCo”), NYB Pte. Ltd., a Singapore private company limited by shares and a direct wholly owned subsidiary of PubCo, with company registration number 202542481D (“Amalgamation Sub”), and Nanyang Biologics Pte. Ltd., a Singapore private company limited by shares, with company registration number 202116184H (the “Company”). Pursuant to the Business Combination Agreement, (i) SPAC will merge with and into PubCo in accordance with Part 16 of the Cayman Islands Companies Act (As Revised), with PubCo continuing as the surviving company (the “Merger”), and (ii) Amalgamation Sub will amalgamate with the Company in accordance with Section 215A of the Companies Act (Chapter 50) of Singapore, with the Company continuing as the surviving entity and as a wholly owned subsidiary of PubCo (the “Amalgamation” and, together with the Merger, and any other transactions, documents or agreements contemplated thereby, the “Business Combination”). In connection with the Registration Statement on Form F-4 initially submitted by PubCo on March 19, 2026, including the proxy statement/prospectus forming a part thereof, relating to the transactions contemplated by the Business Combination Agreement (as amended and supplemented through the date hereof, the “Registration Statement”), you have requested our opinion as to certain U.S. federal income tax matters set forth in the section entitled “Certain U.S. Federal Income Tax Considerations” (the “Tax Disclosure”).

In providing our opinion, we have examined the Business Combination Agreement, the Registration Statement and such other documents, records, and papers as we have deemed necessary or appropriate in order to give the opinion set forth herein. Further, in providing our opinion, we have assumed (without any independent investigation or review thereof) that:

RF Acquisition Corp II June 16, 2026

(i) the Merger, the Business Combination, and the other transactions contemplated by the Business Combination Agreement (collectively, the “Transactions”) will be consummated in accordance with the provisions of the Business Combination Agreement and as described in the Registration Statement (and no covenants or conditions described therein and affecting this opinion will be waived or modified), and the Transactions will be effective under applicable corporate law as described in the Business Combination Agreement and the other agreements referred to therein;

(ii) all of the information, facts, statements, representations, and covenants set forth in (A) the Business Combination Agreement, the Registration Statement, the other agreements referred to in the Business Combination Agreement and the Registration Statement, the registration statement filed in connection with SPAC’s initial public offering, and SPAC’s and PubCo’s other public filings (collectively, the “Documents”), (B) the representation letter of an officer of SPAC delivered to us for purposes of this opinion (the “SPAC Representation Letter”) and (C) the representation letter of an officer of the PubCo delivered to us for purposes of this opinion (the “PubCo Representation Letter” and, together with the SPAC Representation Letter, the “Representation Letters”) are true, correct, and complete in all respects and will remain true, correct, and complete in all respects at all times up to and including the completion of the Transactions, and no actions have been taken or will be taken that are inconsistent with such factual statements, descriptions, or representations or that will make any such factual statements, descriptions, or representations untrue, incomplete, or incorrect through the consummation of the Merger, the Business Combination and the other Transactions;

(iii) any representations and statements made in any of the Documents or the Representation Letters qualified by knowledge, belief, or materiality (or comparable qualification) are true, complete, and correct in all respects and will continue to be true, complete, and correct in all respects at all times up to and including the completion of the Transactions, in each case without such qualification;

(iv) the Documents represent the entire understanding of the parties with respect to the Merger, the Business Combination, and the other Transactions, there are no other written or oral agreements regarding the Merger, the Business Combination, and the other Transactions other than the Business Combination Agreement and the other agreements referred to therein, and none of the material terms and conditions thereof have been or will be waived or modified;

(v) all documents, records, and papers submitted to us as originals (including signatures thereto) are authentic, all documents, records, and papers submitted to us as copies conform to the originals, all relevant documents, records, and papers have been or will be, as applicable, duly executed in the form presented to us, and all parties to such documents, records, and papers had or will have, as applicable, the requisite corporate powers and authority to enter into such documents, records, and papers and to undertake and consummate the Transactions; and

(vi) all applicable reporting requirements have been or will be satisfied.

RF Acquisition Corp II June 16, 2026

If any of the assumptions described above are untrue for any reason, or if the Transactions are consummated in a manner that is different from the manner described in the Business Combination Agreement, the Registration Statement, or any of the other Documents, our opinion as expressed below may be adversely affected.

This opinion is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the legislative history to the Code, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, case law, and such other authorities as we have considered relevant, all as in effect and publicly available as of the date hereof. The authorities upon which this opinion is based are subject to change or differing interpretations, possibly with retroactive effect. Any change in applicable laws or facts and circumstances surrounding the Merger, the Business Combination, or the other Transactions, or any inaccuracy in the statements, facts, assumptions, and representations on which we have relied, may affect the continuing validity of this opinion. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention (or to supplement or revise our opinion to address any such change or inaccuracy) subsequent to the date hereof. No opinion is expressed as to any transactions other than the Merger occurring in connection with the Transactions or as to any matter other than those specifically covered by this opinion. In particular, this opinion is limited to the matters discussed in the Tax Disclosure and does not address the U.S. federal income tax treatment of any shareholder subject to special rules under the Code or the Treasury Regulations, as further described in the Tax Disclosure.

Based upon and subject to the foregoing, we confirm that the statements set forth in the Registration Statement under the heading “Material Tax Considerations – Certain U.S. Federal Income Tax Considerations,” insofar as they address the material U.S. federal income tax considerations of the Merger for holders of SPAC shares that are “United States persons” as defined in Section 7701(a)(30) of the Code and discuss matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, and except to the extent stated otherwise therein, are our opinion, subject to the assumptions, qualifications and limitations stated herein and therein.

We are furnishing this opinion solely in connection with the filing of the Registration Statement. This opinion is based on facts and circumstances existing on the date hereof. We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references therein to us. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Winston Taylor LLP
Winston Taylor LLP